UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 18, 2015

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WYNN LAS VEGAS, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-100768	88-0494875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices of each registrant)		(Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into A Material Definitive Agreement.

Indenture for 5.50% Senior Notes due 2025

On February 18, 2015, Wynn Las Vegas, LLC (the “Company”) and Wynn Las Vegas Capital Corp. (“Capital Corp.” and, together with the Company, the “Issuers”) issued $1.8 billion aggregate principal amount of 5.50% Senior Notes due 2025 (the “2025 Notes”) pursuant to an Indenture, dated as of February 18, 2015 (the “2025 Indenture”), among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).

The 2025 Notes will mature on March 1, 2025 and bear interest at the rate of 5.50% per annum. The Issuers may, at their option, redeem the 2025 Notes, in whole or in part, at any time or from time to time prior to their stated maturity. The redemption price for 2025 Notes that are redeemed before December 1, 2024 will be equal to the greater of (a) 100% of the principal amount of the 2025 Notes to be redeemed and (b) a “make-whole” amount described in the 2025 Indenture, plus in either case accrued and unpaid interest, if any, to, but not including, the redemption date. The redemption price for the 2025 Notes that are redeemed on or after December 1, 2024 will be equal to 100% of the principal amount of the 2025 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In the event of a change of control triggering event, the Issuers will be required to offer to repurchase the 2025 Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including. the repurchase date. The 2025 Notes are also subject to mandatory redemption requirements imposed by gaming laws and regulations of gaming authorities in Nevada.

The 2025 Notes are the Issuers’ senior unsecured obligations and rank pari passu in right of payment with the Issuers’ outstanding 7 3/4% First Mortgage Notes due 2020 (the “7 3/4% 2020 Notes”), 7 7/8% First Mortgage Notes due 2020 (“7 7/8% 2020 Notes”), 5.375% First Mortgage Notes due 2022 (the “2022 Notes”) and 4.25% Senior Notes due 2023 (the “2023 Notes” and, together with the 7 3/4% 2020 Notes, the 7 7/8% 2020 Notes and the 2022 Notes, the “Existing Notes”). The 2025 Notes are secured by a first priority pledge of the Company’s equity interests, the effectiveness of which is subject to the prior approval of the Nevada gaming authorities. The equity interests of the Company also secure the Existing Notes. If Wynn Resorts, Limited receives an investment grade rating from one or more ratings agencies, the first priority pledge securing the 2025 Notes will be released.

The 2025 Notes are jointly and severally guaranteed by all of the Issuers’ subsidiaries (the “Guarantors”). The guarantees are senior unsecured obligations of the Guarantors and rank senior in right of payment to all of their existing and future subordinated debt. The guarantees rank equally in right of payment with all existing and future liabilities of the Guarantors that are not so subordinated and will be effectively subordinated in right of payment to all of such Guarantors’ existing and future secured debt (to the extent of the collateral securing such debt).

The 2025 Indenture contains covenants limiting the Issuers’ and the Guarantor’s ability to: create liens on assets to secure debt; enter into sale-leaseback transactions; and merge or consolidate with another company. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

Events of default under the 2025 Indenture include, among others, the following: default for 30 days in the payment when due of interest on the 2025 Notes; default in payment when due of the principal of, or premium, if any, on the 2025 Notes; failure to comply with certain covenants in the 2025 Indenture; and certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers or any Guarantor, all 2025 Notes then outstanding will become due and payable immediately without further action or notice.

The foregoing description is not complete and is qualified in its entirety by the 2025 Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by this reference.

Item 8.01	Other Events.

On February 18, 2015, Wynn Resorts, Limited announced the initial settlement of the previously announced cash tender offer (the “Tender Offer”) by the Company for any and all of the 7 3/4% 2020 Notes and 7 7/8% 2020 Notes. The Tender Offer expired at 5:00 P.M., New York City time, on February 17, 2015 (the “Expiration Time”). At the Expiration Time, valid tenders had been received with respect to approximately $1,146.501 million of the $1,226.6 million aggregate principal amount of the 7 3/4% 2020 Notes outstanding and approximately $305.866 million of the $377.01 million aggregate principal amount of 7 7/8% 2020 Notes outstanding (which excludes 7 3/4% Notes and 7 7/8% Notes subject to the guaranteed delivery procedures, respectively).

The Company has accepted for payment all 7 3/4% 2020 Notes and all 7 7/8% 2020 Notes validly tendered prior to the Expiration Date. On February 18, 2015, such tendering holders received the tender offer consideration in the amount of $1,073.82 for each $1,000 principal amount of 7 3/4% 2020 Notes tendered and tender offer consideration in the amount of $1,054.21 for each $1,000 principal amount of 7 7/8% 2020 Notes tendered, plus accrued and unpaid interest from the last interest payment date to, but excluding, February 18, 2015 (the "settlement date"). With respect to the 7 3/4% 2020 Notes and 7 7/8% 2020 Notes accepted for purchase that were tendered and are subsequently delivered in accordance with the guaranteed delivery procedures, such tendering holders will receive payment of the tender offer consideration for such accepted 7 3/4% 2020 Notes and/or 7 7/8% 2020 Notes (to the extent that such 7 3/4% 2020 Notes and/or 7 7/8% 2020 Notes were not delivered prior to the Expiration Time) on February 20, 2015, plus accrued and unpaid interest from the last interest payment date to, but excluding, the settlement date.

On February 18, 2015, the Issuers also completed their previously announced offering of $1.8 billion aggregate principal amount of 2025 Notes. The Company used a portion of the net proceeds of the 2025 Notes offering to purchase the 7 3/4% 2020 Notes and 7 7/8% 2020 Notes tendered and accepted for purchase in the Tender Offer. The Company also intends to satisfy and discharge the 7 3/4% 2020 Indenture governing the 7 3/4% Notes and the 7 7/8% 2020 Notes Indenture governing the 7 7/8% 2020 Notes and to use the remaining net proceeds from the 2025 Notes offering to redeem the 7 3/4% 2020 Notes and the 7 7/8% 2020 Notes not tendered and for general corporate purposes.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated February 18, 2015, among the Issuers, the Guarantors named therein and the Trustee.
99.1	Press release, dated February 18, 2015, of Wynn Resorts, Limited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: February 18, 2015	By:	/s/ Stephen Cootey
Stephen Cootey
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN LAS VEGAS, LLC

Dated: February 18, 2015	By:	Wynn Resorts Holdings, LLC
its sole member

	By:	Wynn Resorts, Limited
its sole member

	By:	/s/ Stephen Cootey
Stephen Cootey
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated February 18, 2015, among the Issuers, the Guarantors named therein and the Trustee.
99.1	Press release, dated February 18, 2015, of Wynn Resorts, Limited.